Shareholder Meeting Results
	The Fund's Annual General Meeting
of Shareholders
was held on April 2, 1998.  Issues
presented for the
approval of shareholders were (1) the
election of four
Directors and (2) the ratification
of the selection of
Price Waterhouse LLP as
Independent Accountants
for the
Fund for the fiscal year
ending October 31, 1998.
	The election of Directors and
the selection of
accountants were approved by shareholders
by large margins.
There were 11,954,566 shares
eligible to vote at the meeting
and voting results were as follows:
			Numbers of Shares Voted
Issue				For		Against		Abstained

Election of Directors:
Sir Robert Cotton		10,756,629	262,063		---
David M. Felder		10,759,301	259,391		---
James J. Foley		10,767,086	251,606		---
Stephen K. West		10,727,559	291,133		---

Selection of
Independent Accountants	10,784,419	 64,398		---
Accountants

	Other Directors whose terms of office
continued
after the meeting are
Leonard T. Hinde,
The Earl of Limerick,
G. William Miller
and Nigel S. MacEwan.